AMENDMENT No. 3 dated as of March 1, 1997, to the Pooling and Servicing Agreement dated as of June 1, 1993, among FIRST DEPOSIT NATIONAL BANK, a national banking association, as Seller and Servicer, PROVIDIAN NATIONAL BANK (formerly known as First Deposit National Credit Card Bank), a national banking association, as Seller, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.

    WHEREAS the Sellers, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement dated as of June 1, 1993, as amended by AMENDMENT No. 1 dated as of May 1, 1994 and AMENDMENT No. 2 dated as of June 1, 1995 (as so amended, the "Agreement"); and

    WHEREAS the Sellers, the Servicer and the Trustee now wish to amend the Agreement as set forth herein;

    NOW, THEREFORE, the Sellers, the Servicer and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

    SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meaning ascribed to them in the Agreement.

                                    ARTICLE II

                             AMENDMENTS TO AGREEMENT

     SECTION 2.01. Amendment to Change the Name of the Trust from First Deposit Master Trust to Providian Master Trust. (a) The Agreement and each amendment and Supplement thereto, including each exhibit and schedule to any thereof, are hereby amended by deleting the phrase "First Deposit Master Trust" and replacing it with the phrase "Providian Master Trust" in each and every instance where the former phrase appears.

    (b) Each Certificate issued pursuant to the Agreement and each Supplement thereto prior to the date hereof is hereby deemed to be amended by deleting the phrase "First Deposit Master Trust" and replacing it with the phrase "Providian Master Trust" in each and every instance where the former phrase appears.

    SECTION 2.02.  Amendment to Section 1.01 of the Agreement.  Section
1.01 of the Agreement is hereby amended as follows:

     (a) The first clause (a) in the definition of the term "Eligible Account" is amended and restated in its entirety to read as follows:

         (a) is in existence and maintained with the Seller or an Affiliate thereof on the Trust Cut-Off Date or the Addition Date, as the case may be;

    SECTION 2.03. Amendment to Section 3.06 of the Agreement. Section 3.06(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

    (a) On or before March 31 of each calendar year, beginning with March 31, 1994, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Sellers) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of Accounts under this Agreement and each Supplement and that, on the basis of such agreed-upon procedures, such accountants are of the opinion that the servicing (including the allocation of Collections) has been conducted in compliance with the terms and conditions set forth in Articles III and Article IV and Section 8.08 of this Agreement and the applicable provisions of each Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall set forth the agreed-upon procedures performed. A copy of such report shall be delivered to each Series Enhancer entitled thereto pursuant to the relevant Supplement.

                                 ARTICLE III

                                MISCELLANEOUS

    SECTION 3.01.  Ratification of Agreement.  As amended by this
Amendment, the Agreement is in all respects ratified and confirmed and the Agreement as amended by this Amendment shall be read, taken and construed as one and the same instrument.

    SECTION 3.02. Amendment. The Agreement may be amended from time to time only if the conditions set forth in Section 13.01 of the Agreement are satisfied.

    SECTION 3.03. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     SECTION 3.04. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Sellers, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.


                              FIRST DEPOSIT NATIONAL BANK,
                              Seller and Servicer,

                              by /s/ Mary L. Rottman
                                 ----------------------
                                 Name:  Mary L. Rottman
                                 Title: Vice President


                               PROVIDIAN NATIONAL BANK,
                               Seller,

                               by /s/ Mary L. Rottman
                                  ----------------------
                                 Name:  Mary L. Rottman
                                 Title: Vice President


                               BANKERS TRUST COMPANY,
                               Trustee,

                               by /s/ John Wallace
                                  ----------------------
                                  Name:  John Wallace
                                  Title: Assistant Vice President